      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 PROXICOM, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   52-1770631
                      (IRS employer identification number)

                           11600 Sunrise Valley Drive
                                Reston, VA 20191
                                 (703) 262-3200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

           CLARITY COMMUNICATIONS LIMITED EMPLOYEE SHARE OPTION SCHEME
                            (Full Title of the Plan)

                            ------------------------

                             David R. Fontaine, Esq.
                                 Proxicom, Inc.
                           11600 Sunrise Valley Drive
                                Reston, VA 20191
                                 (703) 262-3200
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                            George P. Barsness, Esq.
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                               AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
           TITLE OF SECURITIES                  TO BE          OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                 REGISTERED        PER SHARE (1)           PRICE (1)            FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value..........        43,558              $33.91              $1,477,052         $ 389.94
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

         Proxicom, Inc. (the "Company" or the "Registrant") has agreed to issue shares of its common stock pursuant to the exercise of options outstanding under the Clarity Communications Limited Employee Share Option Scheme (the "Share Option Scheme") which it assumed in connection with the Company's acquisition of Clarity IBD Limited, a United Kingdom e-business developement consultancy company, in April 2000. Proxicom will deliver to each individual participating in the Share Option Scheme documents containing the information identified in
Part I of Form S-8 as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") as part of any prospectus or prospectus supplement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         If participants in the Share Option Scheme call or write to David R. Fontaine, Esq., Proxicom, Inc., 11600 Sunrise Valley Drive, Reston, VA 20191
(703) 262-3200, the Company will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Share Option Scheme pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus for the Share Option Scheme.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         - Our Annual Report on Form 10-K for our fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000.

         - Our Quarterly Report on Form 10-Q for the period ended March 31, 2000, filed with the SEC on May 15, 2000.

         -    Our Current Reports on Form 8-K, filed with the SEC on:

                  -    January 27, 2000; and

                  -    April 21, 2000.

         - The description of our common stock included in a registration statement on Form 8-A, filed with the SEC on April 9, 1999, including any amendments or reports filed for the purpose of updating that description.

         In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be


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

incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         The Company's Common Stock is registered with the Commission under
Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Bylaws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Company will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company's Board of Directors. The indemnification provided under the Amended and Restated Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Amended and Restated Bylaws, if a claim for indemnification is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

         As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         Under the Amended and Restated Bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Company would have the power to indemnify such person against such


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

liability under the provisions of the DGCL. The Company maintains director and officer liability insurance on behalf of its directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

    Exhibit
      No.                               Exhibit
      ---                               -------
      5.1   Opinion of Hogan & Hartson L.L.P., counsel to the Company, regarding the validity of the securities being offered by the selling stockholders.

     23.1   Consent of PricewaterhouseCoopers LLP

     23.2   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii)    To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii)   To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia on May 24, 2000.

                                         PROXICOM, INC.

                                         By: /s/ Raul J. Fernandez
                                            ------------------------------------
                                            Raul J. Fernandez
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                    TITLE                                      DATE
---------                                                    -----                                      ----
  /s/ Raul J. Fernandez                       Chairman and Chief Executive Officer
---------------------------                      (Principal Executive Officer)                       May 24, 2000
Raul J. Fernandez

  /s/ Kenneth J. Tarpey                 Executive Vice President, Chief Financial Officer and        May 24, 2000
---------------------------                                   Treasurer
Kenneth J. Tarpey                            (Principal Financial and Accounting Officer)

 /s/ John L. Davies
---------------------------                                    Director                              May 24, 2000
John L. Davies

 /s/ David C. Hodgson
---------------------------                                    Director                              May 24, 2000
David C. Hodgson

/s/ Jack Kemp
---------------------------                                    Director                              May 24, 2000
Jack Kemp

 /s/ Theodore J. Leonsis
---------------------------                                    Director                              May 24, 2000
Theodore J. Leonsis

 /s/ John A. McKinley, Jr.
---------------------------                                    Director                              May 24, 2000
John A. McKinley, Jr.

 /s/ Mario M. Morino
---------------------------                                    Director                              May 24, 2000
Mario M. Morino

 /s/ Brenda A. Wagner
---------------------------              Senior Vice President, Organizational Strategies and        May 24, 2000
Brenda A. Wagner                                               Director

                                  EXHIBIT INDEX

      Exhibit
         No.                         Exhibit
         ---                         -------
          5.1     Opinion of Hogan & Hartson L.L.P., counsel to the Company, regarding the validity of the securities being offered by the selling stockholders.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).